EXHIBIT 99.5

                     CEO's Certification of the Registration

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the Company's CEO, Willis Hale, certifies that this Registration fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act, and that the information contained in this Registration fairly presents, in all material respects, the financial condition and results of operations of the Company.


Willis Hale
--------------------------------------
Willis Hale
Chairman, CEO and President of Merge Media, Inc.



Date: August 29, 2002